As filed with the Securities and Exchange Commission on March 31, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

SiRF TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0576030
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

148 E. Brokaw Road San Jose, California	95112
(Address of principal executive offices)	(Zip Code)

SiRF Technology Holdings, Inc. 2004 Stock Incentive Plan and

SiRF Technology Holdings, Inc. 2004 Employee Stock Purchase Plan

(Full title of the plans)

Michael Canning

President and Chief Executive Officer

SiRF Technology Holdings, Inc.

148 E. Brokaw Road

San Jose, California

(408) 467-0410

(Name, address and telephone number of agent for service)

Copy to:

Davina K. Kaile, Esq.

Pillsbury Winthrop LLP

2475 Hanover Street

Palo Alto, CA 94304

(650) 233-4500

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered (1)	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share: To be issued under the SiRF Technology Holdings, Inc. 2004 Stock Incentive Plan	2,501,202	$36.76	$91,944,186	$9,839
Common Stock, par value $0.0001 per share: To be issued under the SiRF Technology Holdings, Inc. 2004 Employee Stock Purchase Plan	750,000	$36.76	$27,570,000	$2,950
Total Registration Fee	N/A	N/A	N/A	$12,789

(1)	The securities to be registered include options and rights to acquire Common Stock.
(2)	Calculated pursuant to General Instruction E to Form S-8. Pursuant to Rule 416, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(3)	Offering prices of shares and options to purchase shares that have not yet been granted as of the date of this Registration Statement are estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on March 29, 2006. Offering prices are estimated solely for the purpose of calculating the registration fee.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

INFORMATION REQUIRED PURSUANT TO

GENERAL INSTRUCTION E TO FORM S-8

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on May 6, 2004 (File No. 333-115242) is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

(a) Registrant’s Annual Report on Form 10-K (File No. 0-50669) for the fiscal year ended December 31, 2005.

(b) Registrant’s Current Reports on Form 8-K (File No. 0-50669) filed with the Commission on January 24, 2006, February 10, 2006 and March 16, 2006.

(c) The description of Registrant’s Capital Stock contained in Registrant’s registration statement on Form 8-A, filed on April 1, 2004 (File No. 0-50669) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, (excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Exhibits.

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on the 31st day of March, 2006.

SIRF TECHNOLOGY HOLDINGS, INC.

By	/s/ Michael L. Canning
Michael L. Canning
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Canning and Walter D. Amaral and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael L. Canning Michael L. Canning	President, Chief Executive Officer and Director (Principal Executive Officer)	March 31, 2006

/s/ Walter D. Amaral Walter D. Amaral	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 31, 2006

/s/ Kanway Chadha Kanwar Chadha	Director	March 31, 2006

/s/ Diosdado P. Banatao Diosdado P. Banatao	Chairman of the Board	March 31, 2006

/s/ Moiz M. Beguwala Moiz M. Beguwala	Director	March 31, 2006

/s/ Mohanbir Gynai Mohanbir Gyani	Director	March 31, 2006

/s/ Stephen C. Sherman Stephen C. Sherman	Director	March 31, 2006

/s/ James M. Smaha James M. Smaha	Director	March 31, 2006

/s/ Sam S. Srinivasan Sam S. Srinivasan	Director	March 31, 2006

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INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1	Power of Attorney (see page 2).